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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of earliest event reported) January 15, 2007



                           CONTANGO OIL & GAS COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                  001-16317              95-4079863
  (State or other jurisdiction      (Commission            (IRS Employer
        of incorporation)           File Number)         Identification No.)



                        3700 BUFFALO SPEEDWAY, SUITE 960
                              HOUSTON, TEXAS 77098
                    (Address of principal executive offices)

                                 (713) 960-1901
              (Registrant's telephone number, including area code)



                                       N/A
          (Former name or former address, if changed since last report)


[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))



ITEM 8.01.  OTHER EVENTS

     Contango Oil & Gas Company has given notice to the holders of its Series D preferred stock that the Company has elected to convert all of the outstanding shares of Series D preferred stock to shares of common stock. Pursuant to the terms of the Series D preferred stock, the Company set January 15, 2007 as the mandatory conversion date. The outstanding shares of the Series D preferred stock have a face value of $9.5 million, currently pay a 6.0% annual dividend and are convertible into 791,664 shares of Contango common stock. Additionally, 100 shares of Series D preferred stock were converted earlier this fiscal year into 41,666 shares of Contango common stock, at the election of the holder. The shares of common stock issued upon conversion of the Series D preferred stock are registered for resale with the Securities and Exchange Commission.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

Exhibit No.    Description of Document
-----------    -----------------------

   99.1        Press release dated January 16, 2007.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           CONTANGO OIL & GAS COMPANY



Date:  January 16, 2007     By:   /s/  KENNETH R. PEAK
                                  --------------------------------------------
                                  Kenneth R. Peak
                                  Chairman and Chief Executive Officer